UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2009

UNITED REFINING ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33868	42-1732420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

823 Eleventh Avenue New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 956-5803

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On December 11, 2009, United Refining Energy Corp. (the “Company”) and Chaparral Energy, Inc. (“Chaparral”) mutually agreed to terminate the Agreement and Plan of Reorganization, dated October 9, 2009, as amended by Amendment No. 1 to the Agreement and Plan of Reorganization, dated November 23, 2009 (the “Merger Agreement”), by and among the Company, Chaparral and Chaparral Subsidiary, Inc., a wholly-owned subsidiary of the Company, pursuant to a letter of termination. The material terms and conditions of the Merger Agreement were previously disclosed in the Company’s Current Report on Form 8-K filed on October 13, 2009, and, to the extent required by Item 1.02 of Form 8-K, those descriptions are incorporated by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 11, 2009, Mr. Theodore P. Nikolis tendered his resignation as a director of the Company.

Item 8.01	Other Events.

On December 11, 2009, the Company issued a press release announcing the termination of the Merger Agreement and that the proposed business combination with Chaparral did not receive the stockholder vote required for approval despite the support of the Company’s warrantholders. The press release announcing the termination of the Merger Agreement and the results of the special meetings is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated December 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 11, 2009	UNITED REFINING ENERGY CORP.

	By:	/s/ JAMES E. MURPHY
	Name:	James E. Murphy
	Title:	Chief Financial Officer

Exhibit Index

99.1	Press Release, dated December 11, 2009